UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2020

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-13697	52-1604305
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd.

Calhoun, Georgia 30701

(Address of principal executive offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange
Floating Rate Notes due 2020		New York Stock Exchange
Floating Rate Notes due 2021		New York Stock Exchange
2.000% Senior Notes due 2022		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, Mohawk Industries, Inc. (the “Company”) announced that Mr. Frank H. Boykin was named as Chief Financial Officer, effective April 15, 2020. Mr. Boykin previously served as Chief Financial Officer of the Company from January 2005 until his retirement in March 2019. Mr. Boykin has continued to serve as a consultant to the Company following his retirement in March 2019.

Mr. Boykin, age 64, joined the Company in April 1993 as Corporate Controller and served in such capacity until May 1999, when he was appointed Vice President – Finance. Before joining the Company, Mr. Boykin served as a Senior Manager at KPMG LLP, a worldwide audit, tax and advisory services firm. In connection with Mr. Boykin’s appointment, the Compensation Committee of the Board of Directors of the Company approved an annualized salary of $2,700,000. Mr. Boykin has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Boykin succeeds Glenn R. Landau, who resigned as Executive Vice President and Chief Financial Officer of the Company on April 15, 2020 to pursue other interests. Mr. Landau’s separation agreement provides that he will receive a payment equal to nine months cash compensation, in exchange for his release of all potential claims against the Company and an agreement not to compete with the Company and not to solicit employees or customers of the Company. In addition, 1878 shares of restricted stock held by Mr. Landau that are scheduled to vest in the future will remain outstanding and continue to vest, provided Mr. Landau complies with the restrictive covenants contained in his separation agreement.

Item 7.01.	Regulation FD Disclosure.

On April 15, 2020, the Company issued a press release announcing the executive leadership changes set forth in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release dated April 15, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

	By:	/s/ R. David Patton
R. David Patton
Date: April 15, 2020		Vice President Business Strategy, General Counsel and Secretary

3